EXHIBIT 99


FOR IMMEDIATE RELEASE                          CONTACT
                                               WILLIAM KEDERSHA
                                               OAK TREE MEDICAL SYSTEMS, INC.
                                               CHIEF EXECUTIVE OFFICER
                                               (914) 696-1550


OAK TREE MEDICAL SYSTEMS CONCLUDES PURCHASE OF THREE NEW YORK
CITY BASED PHYSICAL THERAPY CENTERS

         White Plains, New York, October 8, 1997--Oak Tree Medical Systems, Inc. (MOAK:BB) announced completion of its acquisition of three New York City based physical therapy centers, with revenues of approximately $2.5 million in the most recent fiscal year. The acquisition also included a physical therapy management contract with a Westchester County hospital. The clinic assets and related management contracts were acquired for $900,000 in cash and stock.

         Commenting on the transaction, William Kedersha, chief executive officer of the Company, said: "The acquisition of the New York centers represents the first stage of a planned expansion of the Company's operations into the Northeast. The Company continues to explore other opportunities for expansion in the region."

         Oak Tree Medical Systems, Inc. operates physical therapy clinics and comprehensive outpatient rehabilitation facilities, and manages related medical practices, in Florida and New York.

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